EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This stock purchase agreement (this "Agreement"), dated as of August 22, 2025 (the “Effective Date”) is made and entered into by and between Paul Drozdowski, an individual (the “Seller”), and DEP Nevada, Inc., a Nevada corporation (the "Buyer"). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, the Parties are the only shareholders of BaM Body and Mind Dispensary NJ, Inc., a New Jersey corporation (the “Company”);

WHEREAS, as of the Effective Date, Seller holds five thousand (5,000) shares of common stock of the Company (the “Shares”);

WHEREAS, on or about September 22, 2023, the Parties entered into that certain option agreement (the “Option Agreement”) wherein the Seller irrevocably granted to Buyer the option to purchase the Shares from the Seller (the “Option Right”) on the terms set forth therein;

WHEREAS, on or about September 22, 2023, the Parties entered into a consulting agreement (the “Consulting Agreement”) with the Company, wherein Buyer and Seller, as the key man, would provide certain services to the Company in exchange for certain compensation (being the “Key Man Compensation”);

WHEREAS, the Seller desires to exercise its Option Right and purchase the Shares from the Buyer, and Buyer agrees to sell all of the Shares to Buyer pursuant to the Option, subject to the terms and conditions set forth below;

WHEREAS, contemporaneously with this Agreement, the Buyer, Seller, and Company are entering into that certain termination agreement of the Consulting Agreement (being the “Termination Agreement”) which is attached as Exhibit A; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Option Notice. The Parties agree and acknowledge that this Agreement satisfies Section 1(d) of the Option Agreement and the Exercise Notice (as defined therein) is considered properly delivered to the Seller and/or hereby waived by the Parties.

Section 1.02 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Seller shall sell to Buyer, and Buyer shall purchase from the Seller all of the Seller’s right, title, and interest in and to the Shares.

Section 1.03 Purchase Price. As set forth in the Option Agreement, the purchase price for the Shares shall be One Dollar ($1.00) (the "Purchase Price"). At the Closing (as defined below), the Buyer shall deliver the Purchase Price to the Seller in lawful money of the United States of America, by wire transfer in immediately available funds (or other form of payment as mutually agreed upon).

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ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date hereof (the "Closing Date") remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 6:00 pm PST time on the Closing Date.

Section 2.02 Seller’s Deliverables. At the Closing, the Seller shall deliver to Buyer the following:

(a)	A copy of this Agreement duly signed by Seller.

(b)	A copy of the Termination Agreement duly signed by Seller.

(c)	Such other documents or deliverables as may be reasonably requested by the Buyer necessary to effectuate the purpose of this Agreement.

Section 2.03 Buyer's Deliveries. At the Closing, Buyer shall deliver the following to the Seller:

(a)	A copy of this Agreement duly signed by Buyer.

(b)	A copy of the Termination Agreement duly signed by Buyer.

(c)	Buyer shall deliver, or cause Company to deliver, the unpaid balance of the aggregate Key Man Compensation (as determined in the Termination Agreement) to Seller.

(d)	The Purchase Price.

(e)	Such other documents or deliverables as may be reasonably requested by the Seller, as necessary to effectuate the purpose of this Agreement.

Section 2.04 Existing Stock Power. The Parties acknowledge that the pursuant to the Option Agreement, the Seller delivered an executed stock power in blank to the Buyer (the “Stock Power”). Subject to Section 2.06, the Buyer shall complete and date the Stock Power on the Closing Date.

Section 2.05 Company Deliveries. Within ten (10) days following the Closing, the Company shall update books and records to reflect the sale and purchase of the Shares.

Section 2.06 Existence of Limited Power of Attorney. The Parties acknowledge and agree that on September 28, 2023, the Seller appointed Stephen ‘Trip’ Hoffman (“Mr. Hoffman”) as his agent and attorney-in-fact with respect to the Shares, including the right for Mr. Hoffman to effectuate the sale and assignment of the Shares on behalf of the Seller. The Seller further acknowledges that he has already delivered the Stock Power to the Buyer as part of the Option Agreement. Notwithstanding anything to the contrary, should Seller refuse to enter into this Agreement, fail to deliver his closing deliverables, or otherwise delay the Closing (all as determined in Buyer’s sole discretion), the Buyer shall have the right to direct Mr. Hoffman to enter into the Agreement as the Seller’s attorney-in-fact and agent and to date and complete the Stock Power effectuating the transfer of the Shares.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Organization and Authority of Seller. The Seller is an individual. The Seller has all necessary authority to enter into this Agreement, to carry out his obligations and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement, the performance by the Seller of his obligations hereunder, and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity)..

Section 3.02 No Conflicts. The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with any provision of any Law or Governmental Order applicable to the Seller. For purposes of this Agreement: (i) "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (ii) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority; (iii) "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction; (iv) "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Section 3.03 Title to Shares. The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Seller, and except for and as described in the Option Agreement, are free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, or options ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all right, title, and interest in and to, and will have good, valid and marketable title to, the Shares, free and clear of all Encumbrances (except for and as described in the Option Agreement). The Seller is only a party to the Option Agreement and not a party to any other option, warrant, purchase right, or other contract, agreement or arrangement that could require a party to sell, transfer, or otherwise dispose of all or any portion of the Shares (other than pursuant to this Agreement and the Option Agreement).

Section 3.04 Legal Proceedings. To the Seller’s knowledge, there are no claims, lawsuits, legal proceedings, or actions pending or threatened against or by the Seller that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

Section 3.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller that the statements contained in this Article IV are true and correct as of the Closing Date.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation. Buyer is duly organized, validly existing, and in good standing under the laws of Nevada. Buyer has all necessary corporate power, as applicable, and authority to enter into this Agreement, to carry out its obligations and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder, and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with any provision of any Law or Governmental Order applicable to Buyer.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that the Seller and Company have not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05 Legal Proceedings. To Buyer’s knowledge, there are no claims, lawsuits, legal proceedings, or actions pending or threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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ARTICLE V
COVENANTS

Section 5.01 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.02 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Buyer. Each party shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and the other party shall cooperate with respect thereto as necessary).

Section 5.03 Government Approvals & Consents.

(a)

Upon the terms and subject to the conditions of this Agreement, each Party hereto shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement as promptly as practicable. In furtherance of the foregoing, each Party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those required to obtain the state and local approvals) required under any Law applicable to such party or any of its affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each Party shall cooperate fully with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)

Without limiting the generality of the parties’ undertakings pursuant to Section 5.03(a) above, each of the parties hereto shall use all reasonable best efforts to: (i) respond to any inquiries by any Governmental Authority regarding the state or local approval and the transactions contemplated by this Agreement; and (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement.

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ARTICLE VI

SURVIVAL; INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties, covenants, and agreements contained herein shall survive the Closing and shall remain in full force and effect until the date that is three (3) years from the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification.

(a)

Buyer agrees to defend, indemnify and hold harmless Seller and its assigns, kin, spouse, and representatives against all losses arising out of or resulting from any claim related to or arising out of: (i) the breach of this Agreement (including the foregoing representations and warranties) by Buyer; (ii) the non-compliance of Buyer with applicable law; and (iii) Buyer’s or its Representative’s gross negligence, misrepresentation, omission, or intentional misconduct related to Buyer’s performance hereunder.

(b)

Seller agrees to indemnify, hold harmless and defend Buyer, and its directors, officers, attorneys, agents, representatives, and affiliates (collectively, the “Representatives”) against all losses arising out of or resulting from any third party claim related to or arising out of : (i) the breach of this Agreement (including any representation and warranties set forth herein) by Seller; (ii) the non-compliance of Seller with applicable law; and (ii) Seller’s gross negligence, misrepresentation, omission, or intentional misconduct related to Seller’s performance hereunder.

(c)

The indemnified Party shall promptly notify the indemnifying Party in writing of any claim and cooperate with the indemnifying party at the indemnifying Party's sole cost and expense. The indemnifying Party shall immediately take control of the defense and investigation of such claim and shall employ counsel of its choice to handle and defend the same, at the indemnifying Party's sole cost and expense. The indemnifying Party shall not settle any claim in a manner that adversely affects the rights of the indemnified Party without the indemnified Party's prior written consent, which shall not be unreasonably withheld or delayed. The indemnified Party's failure to perform any obligations under this paragraph shall not relieve the indemnifying Party of its obligations hereunder except to the extent that the indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified Party may participate in and observe the proceedings at its own cost and expense.

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ARTICLE VII
MISCELLANEOUS

Section 7.01 Governing Law. The terms of this Agreement shall be construed in accordance with the laws of the State of Nevada, as applied to contracts entered into by Nevada residents within the State of Nevada, and to be performed entirely within the State of Nevada.

Section 7.02 Notice. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid; to the addresses set forth below the parties’ respective signatures. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) on the next business day if transmitted by email, and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.03 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable outside attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.04 Confidentiality. Each party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the applicable other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.05 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 7.06 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.07 Entire Agreement. This Agreement (and any exhibits attached) represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Amendment; Waiver. This Agreement may only be amended, modified, or supplemented by a written instrument executed by both Buyer and Seller. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.09 Arm’s Length; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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Section 7.10 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties hereto.

Section 7.11 Assignment. This Agreement may not be assigned by a party hereto by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other party.

Section 7.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission or via electronic signature (e.g., AdobeSign) of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

Section 7.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.15 Tax & Legal Counsel. The Parties expressly agree and acknowledge that each has been given the opportunity to consult with legal counsel or any other advisor (including tax counsel and/or a certified public accountant or other such tax specialist) of each its choosing regarding this Agreement and that it has consulted with legal counsel or has opted to forego legal counsel. Each Party has carefully considered all tax, and financial consequences associated with the sale and purchase of the Shares and has consulted with competent professional tax and financial advisers and investigated fully the suitability of the sale and purchase the Shares, taking into account such Party’s particular tax and financial situation, and each Party takes sole responsibility for any tax consequences it experiences arising under this Agreement. Each Party hereby acknowledges that it has been given the opportunity to participate in the negotiation of the terms of this Agreement and that it has read this Agreement and fully understands its terms and contents and fully understands any implications this Agreement may have. Each Party expressly warrants it is entering into this Agreement voluntarily. Each Party further expressly agrees and acknowledges that neither the Company, the other Party, nor any other person (including any officers, directors, shareholders, representatives, or attorneys of the Company) have made any express or implied warranties or representations with respect to this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above in their individual capacity.

DEP Nevada, Inc.
(the “Buyer”)

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Its:	President

Address:	6420 Sunset Corp. Dr. Las Vegas NV 89120 triphoffman@bodyandmind.com

Email: triphoffman@bodyandmind.com

Paul Drozdowski
(the “Seller”)

/s/ Paul Drozdowski

Address:	2 Tahoe Court Toms River, NJ 08757

Email: ikonnik7@gmail.com

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EXHIBIT A

TERMINATION AGREEMENT

[insert on subsequent page]

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TERMINATION AGREEMENT

This termination agreement (the “Agreement”) is made and entered into as of August 22, 2025 (the “Effective Date”), by and among DEP Nevada, Inc., a Nevada corporation (“DEP”), Paul Drozdowski, an individual (“Mr. Drozdowski” together with DEP, being the “Consultant”), and BaM Body and Mind Dispensary NJ, Inc., a New Jersey corporation (the “Company”). DEP, Mr. Drozdowski, and the Company are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

WHEREAS, on September 22, 2023, the Parties entered into that certain consulting agreement (the “Consulting Agreement”) whereby the Consultant agreed to provide certain services to the Company in exchange for pre-defined fees.

WHEREAS, contemporaneously with this Agreement, DEP and Mr. Drozdowski are entering into that certain stock purchase agreement (the “SPA”), to which this Agreement is attached as Exhibit A, wherein Mr. Drozdowski is selling all of his shares of common stock of the Company to DEP;

WHEREAS, the execution and fulfillment of the terms of this Agreement are a closing condition to the SPA;

WHEREAS, as of the Effective Date, the Parties mutually desire to terminate the Consulting Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound hereby, do promise and agree as follows:

1. Termination of Consulting Agreement. Subject to Section 2 below, as of the Effective Date, the Consulting Agreement is hereby terminated, cancelled, nullified, and voided. Except as otherwise set forth herein, any and all rights and obligations granted or conferred in connection with the Consulting Agreement are hereby terminated. By signing below, the Parties expressly waive the timing requirement in Section 8(c) of the Consulting Agreement. DEP acknowledges and agrees, upon such termination, that no consideration is owed or due to it under the Consulting Agreement.

2. Key Man Compensation. No later than three (3) business days following the Effective Date, the Company shall deliver to Mr. Drozdowski the balance of the Key Man Compensation (as defined in the Consulting Agreement) which the Parties expressly agree is fifty thousand dollars ($50,000) (the “Payment”). The Payment may be made by either the Company or DEP and shall have the same force and effect and satisfaction of the terms of the Consulting Agreement. Mr. Drozdowski expressly agrees and acknowledges that upon receipt of the Payment, that he is owed no further compensation or consideration under the Consulting Agreement (and following the Closing of the SPA, is owed no further compensation or consideration from either DEP or the Company). The Payment shall be delivered to Mr. Drozdowski in lawful money of the United States of America, by wire transfer in immediately available funds (or other form of payment as mutually agreed upon).

3. Release. Each Party and its heirs, spouses, kin, successors, representatives, assigns, members, shareholders, owners agents, employees, managers, directors, officers and attorneys (“Representatives”) and, each of them, hereby releases and forever discharges the other Parties and their respective Representatives, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action (“Claims”) of every nature, character and description, known and unknown, which they or any person claiming or purporting to claim through him now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done that specifically relate to the Consulting Agreement. Notwithstanding the foregoing, each Party expressly retains any Claims that such Party may have that relates to this Agreement (the “Retained Claims”).

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4. Full and Final Accord. The Parties hereto intend this Agreement to be effective as a full and final accord and satisfaction and release of each and every Claim except the Retained Claims. The parties hereby acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which, if known by him or her, must have materially affected his or her settlement with the debtor.”

Each party to this Agreement waives and relinquishes any right and benefit which they have or may have under Section 1542 to the full extent that they may lawfully waive all such rights and benefits pertaining to any Claims except the Retained Claims.

5. Indemnification. Each Party agrees to indemnify and hold harmless the other Parties, and any of their respective Representatives, against any Claim (including the payment of attorneys' fees and costs incurred, whether or not litigation to be commenced) by any person or entity that is not a party to this Agreement, which is inconsistent with this Agreement.

6. No Litigation. Each Party agrees to forever refrain and forebear from commencing, instituting, or prosecuting any lawsuits, actions or other proceedings based on, arising out of or in connection with any Claim being released hereunder; and to cause to be dismissed, with prejudice, any lawsuits, actions or other proceedings that are subject to release and discharge by virtue of this Agreement. Notwithstanding the foregoing, in the event of a dispute between the Parties relating to any Retained Claims, such dispute shall be governed in accordance with the subsequent paragraph.

7. Choice of Law. The terms of this Agreement shall be construed in accordance with the laws of the State of Nevada, as applied to contracts entered into by Nevada residents within the State of Nevada, and to be performed entirely within the State of Nevada.

8. Authority. By signing below, each Party expressly agrees that its signatory has full power and authority to execute, deliver, and perform this Agreement and it shall constitute a valid and binding obligation of such Party, enforceable against such party in accordance with its terms.

9. Miscellaneous. This Agreement expressly incorporates by reference Article VII of the SPA as if the same was set forth herein.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

DEP Nevada, Inc.		BaM Body and Mind Dispensary NJ, Inc.
(“DEP”)		(the “Company”)

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman	Name:	Stephen ‘Trip’ Hoffman
Its:	President	Its:	Authorized Signatory

Paul Drozdowski
(“Mr. Drozkowski”)

/s/ Paul Drozdowski

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